UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 7, 2005

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35-1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Signatures
Amendment to Employment Agreement for Walter Z. Berger
Amendment to Employment Agreement for Richard F. Cummings
Amendment to Employment Agreement for Gary L. Kaseff
Amendment to Employment Agreement for Michael Levitan
Change of Control Severance Agreement for Michael Levitan

ITEM 1.01. Entry into a Material Definitive Agreement.

     On February 7, 2005, we amended the employment agreement of Walter Z. Berger, who currently serves as our Executive Vice President, Chief Financial Officer and Treasurer. The term of Mr. Berger’s employment is extended for a period of three years from February 28, 2006 to and including February 28, 2009. As of March 1, 2006, Mr. Berger’s annual base compensation is increased from $435,000 to $495,000, of which we may pay up to 10% in the form of shares of our common stock. Additionally, as of March 1, 2006, Mr. Berger’s annual incentive compensation target is increased from $300,000 to $341,500 (payable in cash or shares of our common stock at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. As of March 1, 2005, Mr. Berger’s annual grant of an option to acquire 50,000 shares of our common stock is replaced with an annual grant of an option to acquire 25,000 shares of our common stock and an annual grant of 7,500 shares of restricted stock. For contract years commencing on or after March 1, 2006, the annual equity bonus shall be eliminated, the number of shares granted pursuant to the option shall be increased from 25,000 to 30,000 and the grant of shares of restricted stock shall be increased from 7,500 to 9,000. Mr. Berger is also entitled to receive a completion bonus of 50,000 shares of our common stock upon the expiration of the agreement. Mr. Berger will continue to receive an automobile allowance and will continue to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement) and by Mr. Berger for good reason (as defined in the agreement) upon written notice. Mr. Berger continues to be entitled to certain termination benefits upon disability or death, and certain severance benefits.

     On February 7, 2005, we amended the employment agreement of Richard F. Cummings, who currently serves as our President – Radio Division. The term of Mr. Cummings’ employment is extended for a period of three years from February 28, 2005 to and including February 29, 2008. As of March 1, 2005, Mr. Cummings’ annual base compensation is increased from $435,000 to $495,000, of which we may pay up to 10% in the form of shares of our common stock. Additionally, as of March 1, 2005, Mr. Cummings’ annual incentive compensation target is increased from $300,000 to $341,500 (payable in cash or shares of our common stock at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. As of March 1, 2005, Mr. Cummings’ annual grant of an option to acquire 50,000 shares of our common stock is replaced with an annual grant of an option to acquire 30,000 shares of our common stock and an annual grant of 9,000 shares of restricted stock. Mr. Cummings is also entitled to receive a completion bonus of 50,000 shares of our common stock upon the expiration of the agreement. Mr. Cummings will continue to receive an automobile allowance and will continue to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement) and by Mr. Cummings for good reason (as defined in the agreement) upon written notice. Mr. Cummings continues to be entitled to certain termination benefits upon disability or death.

     On February 7, 2005, we amended the employment agreement of Gary L. Kaseff, who currently serves as our Executive Vice President and General Counsel. The term of Mr. Kaseff’s employment is extended for a period of three years from February 28, 2005 to and including February 29, 2008. As of March 1, 2005, Mr. Kaseff’s annual base compensation is increased from $400,000 to $424,000; as of March 1, 2006, Mr. Kaseff’s annual base compensation is increased from $424,000 to $437,500; as of March 1, 2007, Mr. Kaseff’s annual base compensation is increased from $437,500 to $450,000. The company retains the right to pay up to 10% of Mr. Kaseff’s annual base compensation in the form of shares of our common stock. Additionally, as of March 1, 2005, Mr. Kaseff’s annual incentive compensation target is increased from $225,000 to $239,000; as of March 1, 2006, Mr. Kaseff’s annual incentive compensation target is increased from $239,000 to $246,000; as of March 1, 2007, Mr. Kaseff’s annual incentive compensation target is increased from $246,000 to $253,000. The company retains the right to pay any annual incentive compensation in cash or shares of our common stock. Additionally, the award of annual incentive compensation is based upon achievement of certain performance goals to be determined each year by our Compensation Committee. As of March 1, 2005, Mr. Kaseff’s annual grant of an option to acquire 50,000 shares of our common stock is replaced with an annual grant of an option to acquire 25,000 shares of our common stock and an annual grant of 7,500 shares of restricted stock. Mr. Kaseff is also entitled to receive a completion bonus of 28,250 shares of our common stock upon the expiration of the agreement. Mr. Kaseff will continue to receive an automobile allowance and will continue to be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement) and by Mr. Kaseff for good reason (as defined in the agreement) upon written notice. Mr. Kaseff continues to be entitled to certain termination benefits upon disability or death, and certain severance benefits.

     On February 7, 2005, we amended the employment agreement of Michael Levitan, who served as Senior Vice President – Human Resources, and now serves as Executive Vice President – Human Resources. The term of Mr. Levitan’s employment is extended for a period of three years from February 28, 2005 to and including February 29, 2008. As of March 1, 2005, Mr. Levitan’s annual base compensation is increased to $280,000, of which we may pay up to 10% in the form of shares of our common stock. Additionally, as of March 1, 2005, Mr. Levitan’s annual incentive compensation target is increased to $140,000 (payable in cash or shares of our common stock at our option) based upon achievement of certain performance goals to be determined each year by our Compensation Committee. As of March 1, 2005, Mr. Levitan will receive an annual grant of an option to acquire 15,000 shares of our common stock and an annual grant of 4,500 shares of restricted stock. Mr. Levitan is also entitled to receive a completion bonus of 10,000 shares of our common stock upon the expiration of the agreement. Mr. Levitan will continue to receive an automobile allowance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. The agreement remains subject to termination by our board of directors for cause (as defined in the agreement) upon written notice. Mr. Levitan continues to be entitled to certain termination benefits upon disability or death, and certain severance benefits.

     On February 7, 2005, Emmis entered into a Change in Control Severance Agreement with Mr. Levitan. The agreement provides that if Mr. Levitan’s employment is terminated within two years after a change-in-control (or, in certain instances, in anticipation of a change-in-control) by Emmis other than for cause or by Mr. Levitan for “good reason” (as defined in the agreement), Mr. Levitan is entitled to (1) a severance payment equal to Mr. Levitan’s base salary through the termination date, plus a pro rata portion of Mr. Levitan’s target bonus for the year and accrued vacation pay, plus three times Mr. Levitan’s highest annual base salary and highest annual incentive bonus during the preceding three years; (2) continued insurance benefits for three years; (3) immediate vesting of all stock options; and (4) in certain circumstances, additional tax “gross up” payments. In each case, Mr. Levitan is obligated not to voluntarily leave employment with Emmis during the pendency of (and prior to the consummation or abandonment of) a change-in-control other than as a result of disability, retirement or an event that would constitute good reason if the change-of-control had occurred.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

EXHIBIT #	DESCRIPTION
10.1	Amendment to Employment Agreement for Walter Z. Berger.
10.2	Amendment to Employment Agreement for Richard F. Cummings.
10.3	Amendment to Employment Agreement for Gary L. Kaseff.
10.4	Amendment to Employment Agreement for Michael Levitan.
10.5	Change of Control Severance Agreement for Michael Levitan.

Signatures.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION

Date: February 11, 2005	By:	/s/ J. Scott Enright

J. Scott Enright, Vice President,
Associate General Counsel and Secretary

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